Exhibit 10.2

THREE-YEAR PERFORMANCE STOCK UNIT AWARD AGREEMENT
Return on Invested Capital (ROIC) Performance Criteria

Name of Grantee:
Grant Date:
Number of Shares of Performance Stock Units:
Performance Period:

This Agreement evidences the grant by Compass Minerals International, Inc., a Delaware corporation (the “Company”) of performance stock units to the above-referenced “Grantee” pursuant to the Compass Minerals International, Inc. 2015 Incentive Award Plan, as may be amended from time to time (the “Plan”), and the Rules, Policies and Procedures adopted by the Committee for the Plan, as may be amended from time to time. The Plan and the Rules, Policies and Procedures are collectively referred to in this Agreement as the “Governing Documents”.
1.     Incorporation of Governing Documents. The terms and provisions of the Governing Documents are incorporated into and made a part of this Agreement by reference. In the event of a conflict between any provision of this Agreement and the Governing Documents, the provisions of the Governing Documents will control. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to those terms in the Governing Documents.
2.    Performance Stock Units Awarded. Grantee is hereby awarded the number of common stock units (the “Performance Stock Units”) first set forth above, subject to the other terms and conditions of this Agreement and the Governing Documents. Each unit represents the right to receive one share of the Company’s Stock.
3.    Vesting Period. The Performance Stock Units are subject to (i) a three-year vesting period beginning on the Grant Date and ending on the third anniversary of such Grant Date (the "Vesting Period") and (ii) the Performance Criteria set forth in Exhibit A attached hereto. The Performance Stock Units will be forfeited by Grantee and no benefits will be payable under this Agreement if Grantee’s service with the Company and its Subsidiaries ends prior to the last day of the Vesting Period, except as otherwise provided in the Governing Documents.
4.    Payment. Within 30 days following the conclusion of the Vesting Period, Grantee shall receive a number of shares of Stock (in certificate or book entry form and rounded to the nearest whole share) equal to the number of Performance Stock Units with respect to which the Performance Criteria have been satisfied; provided, however, that if the Grantee’s service with the Company and its Subsidiaries ends earlier than the end of the Vesting Period under circumstances that entitle the Grantee to payment, then the time of payment and the number of shares that the Grantee will receive will be determined in accordance with the Governing Documents. Any non-vested Performance Stock Units will be forfeited by Grantee and no benefits will be payable under this Agreement with respect to such non-vested Performance Stock Units.
5.    Dividend Equivalents. Grantee shall be entitled to receive Dividend Equivalents as set forth in the Governing Documents.

6.    Entire Agreement. This Agreement, together with the Governing Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.
7.    Receipt of Governing Documents. Grantee acknowledges receipt of a copy of the Governing Documents.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date. This Agreement may be executed in counterparts.
COMPASS MINERALS INTERNATIONAL, INC.

By:
Name:	Steven N. Berger
Title:	Senior Vice President Corporate Services
GRANTEE

EXHIBIT A
PERFORMANCE CRITERIA FOR PERFORMANCE STOCK UNIT AWARD

All of the Performance Stock Units will be forfeited at the end of the applicable Performance Period unless the following Performance Criteria are satisfied.

Performance Period	ROIC Performance Criteria
		Threshold	Target	Maximum
FY __ to __	ROIC Achieved:	[ ]%	[ ]%	[ ]%
	Vesting Percentage:	[ ]%	[ ]%	[ ]%
Earned percentages will be interpolated on a straight line basis.

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